Exhibit 99.1

FOR IMMEDIATE RELEASE:	August 5, 2010

Investor Relations:	Joseph Cormier
t: +1.703.883.2771
e: investors@gtec-inc.com

Media Contact:	Lauren Peduzzi
t: +1.703.738.2861
e: media@gtec-inc.com
GTEC Reports Second Quarter 2010 Financial Results
Revenue of $49.2 million
Diluted earnings per share of $0.23
Q2 Bookings of $42 million
2010 Guidance impacted by delayed award decisions
MCLEAN, Va., August 5, 2010 — Global Defense Technology & Systems, Inc. (NASDAQ: GTEC), a provider of mission-critical, technology-based systems, solutions and services for national security agencies and programs of the U.S. government, today announced its second quarter 2010 financial results.
Second Quarter 2010 Results — Profit Above Expectations
Revenue for the second quarter 2010 was $49.2 million. The Company’s revenue from the Technology and Intelligence Services (TIS) and Force Mobility and Modernization Systems (FMMS) segments was $24.0 million and $25.2 million, respectively. Total segment operating income was $6.0 million, or 12.2% of segment revenues. Unallocated corporate expenses totaled $2.4 million. This resulted in operating income for the second quarter 2010 of $3.5 million, or 7.2% of revenue, and diluted earnings per share (EPS) of $0.23.
“Our second quarter results reflect GTEC’s focus on delivering bottom line results despite a number of challenges to our top line. Continued delays in contract awards for our FMMS business pushed a portion of our revenue into 2011 while delays in customer decisions in our fast growing TIS business have slowed the extraordinary growth we anticipated in 2010,” said John Hillen, President & CEO of GTEC. “Our business development pipeline continues to expand and the contract awards anticipated during the remainder of the year provide strong growth prospects for 2011 above our long term targets of 10 to 15 percent.”
Business Highlights — Contract Awards Momentum
Contract awards totaled $42 million for the second quarter 2010, with a $9 million five-year task order coming from a classified contract supporting the Intelligence Community. Additionally, during the quarter GTEC was awarded an approximately $27 million contract from the U.S. Army for field feeding systems.
GTEC’s contract award momentum continued into the third quarter of 2010 in the TIS segment with the receipt of a $6 million five-year task order under our Department of Justice counterterrorism contract and a $47 million five-year extension of a classified intelligence analysis subcontract. The Company’s qualified business development pipeline is currently over $3.2 billion and there is over $300 million in pending awards across our business which we anticipate being decided by the end of calendar year 2010.

As of June 30, 2010, GTEC had total backlog of $590 million and funded backlog of $120 million.
Balance Sheet Metrics — Solid Cash Flow
As of June 30, 2010, GTEC had $1.7 million of cash and no debt based on $2.0 million in operating cash flow during the quarter.
Jim Allen, Executive Vice President & CFO of GTEC, noted, “We anticipate strong cash flow in the third quarter as we bill and collect receivables from our FMMS customers for fixed price work that was recently completed and performed in the first and second quarter.”
Forward Guidance — Revised Full Year Outlook
GTEC’s third quarter 2010 and full year 2010 guidance is summarized in the table below. GTEC’s guidance does not include the assumption of any future acquisitions.
“Given the contracting delays we have experienced in 2010 across our business development pipeline and particularly within our FMMS expeditionary camp solutions business, we have assumed that only $25 million of the $60 million in orders anticipated earlier in the year is converted to revenue in 2010,” said John Hillen.

	3rd Quarter 2010	Full Year 2010
Revenue	$53 - $57 million	$220 - $228 million
Diluted EPS	$0.22 - $0.25	$0.87 - $0.93
Weighted Average Shares Outstanding — Diluted	9.16 million	9.16 million
Key Guidance Assumptions
•	$25 million in revenue from expeditionary camp solution order(s) expected to be awarded in August 2010

•	Net interest expense of $40,000 in the third quarter and $130,000 for full year 2010

•	Tax rate of 39.7% for the third and fourth quarters before a one-time tax benefit of $0.05 in the third quarter related to a legal reorganization to utilize an existing net operating loss
Conference Call
GTEC executive management will hold a conference call today at 5:00 p.m. ET, to discuss second quarter 2010 results and answer questions. Interested parties may access the call by dialing 800-299-9630 (domestic) or +1 617-786-2904 (international) and entering passcode 93652179. The conference call will be Webcast (audio only) simultaneously via the Investor Relations page of GTEC’s website at www.gtec-inc.com. Interested parties should dial in or log on approximately 10 minutes prior to the start of the call.
A replay of the call will be available beginning at 8:00 p.m. ET today and will remain available through midnight ET, August 19, 2010. To access the replay, call (888) 286-8010 (domestic) or +1 (617) 801-6888 (international). The confirmation code for the replay is 27364401. A replay will also be available via the Investor Relations page of GTEC’s website approximately 3 hours after the conclusion of the call.

About Global Defense Technology & Systems, Inc.
Global Defense Technology & Systems, Inc. (GTEC) provides mission-critical, technology-based systems, solutions and services for national security agencies and programs of the U.S. government. Our services and solutions are integral parts of mission-critical programs run by the Department of Defense, Intelligence Community, Department of Homeland Security, federal law enforcement agencies, and other parts of the federal government charged with national security responsibilities. Learn more about Global Defense Technology & Systems at www.gtec-inc.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this announcement other than historical data and information constitute forward-looking statements that involve risks and uncertainties. A number of factors could cause our actual results, performance, achievements or industry results to differ materially from the results, performance or achievements expressed or implied by such forward-looking statements. Some of these factors include, but are not limited to, the risk factors set forth in Global Defense Technology & Systems, Inc.’s (GTEC) Annual Report on Form 10-K, and such other filings that GTEC makes with the Securities and Exchange Commission from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements speak only as of the date hereof and GTEC undertakes no obligation to update such forward-looking statements in the future except as required by law.

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share amounts)

	As of	As of
	June 30,	December 31,
	2010	2009

Assets
Current assets
Cash and cash equivalents	$1,738	$7
Accounts receivable, net	49,254	50,691
Due from affiliates	364	1,109
Prepaid expenses and other current assets	1,240	1,238
Deferred tax assets	589	324
Income taxes receivable	308	3,543

Total current assets	53,493	56,912
Property and equipment, net	3,509	3,441
Intangible assets, net	19,140	21,268
Goodwill	24,373	24,373
Deferred tax assets	6,140	6,295
Other assets	442	222

Total assets	$107,097	$112,511

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,286	$13,040
Accrued expenses	6,966	9,521
Advance payments on contracts	526	517
Interest rate swap liability	—	106

Total current liabilities	17,778	23,184
Deferred rent	303	289
Bank loans, net of current	—	3,686

Total liabilities	18,081	27,159

Stockholders’ Equity
Common stock, par value $0.01 per share, 90,000,000 shares authorized and 9,071,812 and 9,051,812 shares issued and outstanding, respectively	91	91
Additional paid-in capital	88,685	88,178
Retained earnings (accumulated deficit)	240	(2,917)

Total stockholders’ equity	89,016	85,352

Total liabilities and stockholders’ equity	$107,097	$112,511

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue
Products	$25,232	$31,332	$46,486	$59,010
Services	23,990	22,095	48,629	44,030

Total revenue	49,222	53,427	95,115	103,040

Operating costs and expenses
Cost of revenue — products	18,917	26,777	36,546	49,229
Cost of revenue — services	20,235	18,065	41,047	36,435
Selling, general and administrative expenses	5,813	4,807	10,425	9,253
Amortization of intangible assets	722	2,089	2,128	4,178

Total operating costs and expenses	45,687	51,738	90,146	99,095

Operating income	3,535	1,689	4,969	3,945
Other income (expense)
Interest income	3	1	6	3
Interest expense	(47)	(491)	(55)	(1,000)

Income before income taxes	3,491	1,199	4,920	2,948
Provision for income taxes	(1,428)	(558)	(1,763)	(1,388)

Net income	$2,063	$641	$3,157	$1,560

Earnings per share
Basic	$0.23	$0.11	$0.35	$0.26
Diluted	$0.23	$0.11	$0.34	$0.26

Weighted average common shares outstanding
Basic	9,036,432	6,000,000	9,036,432	6,000,000
Diluted	9,150,197	6,055,152	9,156,163	6,027,898
GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
SELECTED SEGMENT INFORMATION
(UNAUDITED)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Revenue
TIS Segment	$23,990	$22,095	$48,629	$44,030
FMMS Segment	25,232	31,332	46,486	59,010

Total revenue	$49,222	$53,427	$95,115	$103,040

Operating income
TIS Segment	$1,976	$1,831	$3,917	$3,897
FMMS Segment	4,005	3,272	6,182	7,104
Unallocated Corporate expenses	(2,446)	(3,414)	(5,130)	(7,056)

Total operating income	$3,535	$1,689	$4,969	$3,945

Operating margin
TIS Segment	8.2%	8.3%	8.1%	8.9%
FMMS Segment	15.9%	10.4%	13.3%	12.0%
Total segment	12.2%	9.6%	10.6%	10.7%

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2010	2009

Cash flows from operating activities
Net income	$3,157	$1,560
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	500	497
Amortization of intangible assets	2,128	4,178
Equity-based compensation	507	153
Gain from change in fair value of interest rate swap	(106)	(50)
Deferred income taxes	(110)	(818)
Change in operating assets and liabilities
Accounts receivable	1,437	(12,986)
Due to/from affiliates	745	(399)
Prepaid expenses and other assets	5	(184)
Income taxes receivable	3,235	9,218
Accounts payable	(2,754)	(4,624)
Accrued expenses	(2,555)	597
Accrued interest on loans from affiliates	—	1,404
Advance payments on contracts	9	(4,001)
Deferred rent	14	37

Net cash provided by (used in) operating activities	6,212	(5,418)

Cash flows from investing activities
Purchases of property and equipment	(481)	(681)

Net cash used in investing activities	(481)	(681)

Cash flows from financing activities
Proceeds from overline note	—	3,000
Payments under term loan	—	(1,800)
Net (payments) borrowings under revolving line of credit	(3,686)	5,013
Payments of financing costs	(314)	—
Advances to affiliates	—	(1,319)

Net cash (used in) provided by financing activities	(4,000)	4,894

Increase (decrease) in cash and cash equivalents	1,731	(1,205)
Cash and cash equivalents, beginning of period	7	1,422

Cash and cash equivalents, end of period	$1,738	$217

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